Exhibit 10.5
EXECUTION VERSION
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (this “Guaranty”) dated as of June 3, 2011 is issued by Prologis, Inc., a Maryland corporation formerly known as AMB Property Corporation, and Prologis, L.P., a Delaware limited partnership formerly known as AMB Property, L.P. (each a “Guarantor” and together the “Guarantors”), for the benefit of the Credit Parties (as defined below). Schedule 1 hereto lists the location for various capitalized terms used herein.
R E C I T A L S:
     1. PLD International Incorporated (“Borrower”), various lenders (the “Lenders”) and J.P. Morgan Europe Limited, as administrative agent (“Administrative Agent”; Administrative Agent and the Lenders, together with their successors and assigns and each Indemnitee (as defined in the Credit Facility referred to below), are referred to as the “Credit Parties”), have entered into a Senior Bridge Loan Agreement dated as of April 21, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Facility”), pursuant to which the Lenders have agreed to extend credit to Borrower.
     2. Pursuant to various transactions among Guarantors and their affiliates and Prologis, a Maryland real estate investment trust formerly known as ProLogis, and its affiliates, Borrower has become an indirect subsidiary of each Guarantor.
     3. Accordingly, Guarantors will benefit from credit extensions made by the Credit Parties to Borrower and are willing to guarantee repayment of such obligations as more fully set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors agree as follows:
SECTION 1
NATURE AND SCOPE OF GUARANTY
     1.1 Definition of Guaranteed Debt. As used herein, the term “Guaranteed Debt” means:
     (a) All principal, interest and other indebtedness, obligations and liabilities of Borrower to the Credit Parties at any time created or arising under or in connection with the Credit Facility; and
     (b) All costs, expenses and fees, including court costs and reasonable attorneys’ fees, in each case arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Guarantors under this Guaranty.
     1.2 Guaranteed Debt Not Reduced by Offset. The Guaranteed Debt, and the liabilities and obligations of Guarantors hereunder, shall not be reduced, discharged or released because of any existing or future offset, claim or defense (other than the defense of indefeasible payment and satisfaction in full in cash) of Borrower, either Guarantor or any other Person against any Credit Party or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.
     1.3 Guaranty of Obligation. Each Guarantor irrevocably and unconditionally guarantees (a) the due and punctual payment of the Guaranteed Debt and (b) the timely performance of all other obligations now or hereafter owed by Borrower to the Credit Parties under the Credit Facility. Each Guarantor irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.
     1.4 Nature of Guaranty. This Guaranty is intended to be an irrevocable, absolute and continuing guaranty of payment and is not merely a guaranty of collection. This Guaranty may not be revoked by either Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of either Guarantor with respect to indebtedness or obligations of Borrower to the Credit Parties thereafter incurred (or other Guaranteed Debt thereafter arising) under or in connection with the Credit Facility. This Guaranty may be enforced by the Credit Parties and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.
     1.5 Payment by Guarantors. If all or any part of the Guaranteed Debt shall not be paid when due, whether at maturity or earlier by acceleration or otherwise, then Guarantors shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay, in the currency required by the Credit Facility, the amount due on the Guaranteed Debt to Administrative Agent at the account specified by Administrative Agent in accordance with Section 3.8.2 of the Credit Facility. Any such demand may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Any such demand shall be deemed made, given and received in accordance with Section 6.2.
     1.6 Payment of Expenses. If a Guarantor should breach or fail to timely perform any provision of this Guaranty, then such Guarantor shall, immediately upon demand by Administrative Agent, pay to Administrative Agent, for the benefit of the Credit Parties, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Credit Parties in the enforcement hereof or the preservation of the Credit Parties’ rights hereunder. The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Debt.
     1.7 No Duty to Pursue Others. It shall not be necessary for any Credit Party (and each Guarantor hereby waives any right that such Guarantor may have to require any Credit Party), in order to enforce payment by such Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or any other Person liable on the Guaranteed Debt, (b) enforce the Credit Parties’ rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) join such Guarantor or any other Person liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, (d) exhaust any remedies available to the Credit Parties against any security which shall ever have been given to secure the Guaranteed Debt or
Guaranty Agreement
(Senior Bridge Loan Agreement)

(e) resort to any other means of obtaining payment of the Guaranteed Debt. The Credit Parties shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt. Further, each Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of New York and each other applicable jurisdiction.
     1.8 Waiver of Notices, etc. Each Guarantor agrees to the provisions of the Credit Facility and waives notice of (a) any loan or advance made by any Credit Party to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Credit Facility or any other instrument or document pertaining to all or any part of the Guaranteed Debt, (d) the execution and delivery by Borrower and any Credit Party of any amendment or any other modification to the Credit Facility or any document related thereto, (e) the occurrence of any Event of Default, (f) any transfer of the Guaranteed Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (h) protest, proof of nonpayment or default by Borrower or a Guarantor, (i) the release of any other guarantor of the Guaranteed Debt and (j) any other action at any time taken or omitted by any Credit Party and, generally, all demands and notices of every kind in connection with this Guaranty, the Credit Facility and any other document or agreement evidencing, securing or relating to any of the Guaranteed Debt.
     1.9 Effect of Bankruptcy, Other Matters. If, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (a) any Credit Party must rescind or restore any payment, or any part thereof, received in satisfaction of the Guaranteed Debt, any prior release or discharge from the terms of this Guaranty shall be without effect, and this Guaranty shall remain in full force and effect; or (b) Borrower shall cease to be liable to the Credit Parties for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof), then the obligations of each Guarantor under this Guaranty shall remain in full force and effect. The Credit Parties and Guarantors intend that Guarantors’ obligations hereunder shall not be discharged except by Guarantors’ performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, the Credit Parties and Guarantors intend that the filing of any bankruptcy or similar proceeding by or against Borrower or any other Person obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantors under this Guaranty or the rights of the Credit Parties under this Guaranty, including the right or ability of the Credit Parties to pursue or institute suit against either Guarantor for the entire Guaranteed Debt.
     1.10 Taxes. Each Guarantor hereby agrees to comply with the requirements of Section 4.1 of the Credit Facility with respect to any payments made by such Guarantor hereunder to any Credit Party.
Guaranty Agreement
(Senior Bridge Loan Agreement)

SECTION 2
ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS’ OBLIGATIONS
     Each Guarantor agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other right (including any right to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:
     2.1 Modifications, etc. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt or of the Credit Facility.
     2.2 Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any Credit Party to Borrower, such Guarantor, the other Guarantor or any other Person liable for any of the Guaranteed Debt.
     2.3 Condition, Composition or Structure of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, restructure, liquidation, dissolution or lack of power of Borrower, such Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Debt; any sale, lease or transfer of any or all of the assets of Borrower, such Guarantor, the other Guarantor or any other Person liable for any of the Guaranteed Debt; any change in the name, business, location, composition or structure of, or in the shareholders, partners or members (whether by accession, secession, cessation, death, dissolution, transfer of assets or other matter) of, or any reorganization of, Borrower, such Guarantor, the other Guarantor or any other Person liable for any of the Guaranteed Debt.
     2.4 Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of any of the Guaranteed Debt or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including the fact that (a) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (c) any officer or representative executing the Credit Facility or any other document creating the Guaranteed Debt acted in excess of such officer’s or representative’s authority, (d) the Guaranteed Debt violates applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity, or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower (except that Guarantors do not waive the right to claim that Borrower (or another Person on behalf of Borrower) has made payment of the Guaranteed Debt in full in cash), (f) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable or (g) the Credit Facility or any other document or instrument pertaining to the Guaranteed Debt has been forged or otherwise is irregular or not genuine or authentic.
     2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or of any co-guarantor, or any other Person now or
Guaranty Agreement
(Senior Bridge Loan Agreement)

hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to perform the Guaranteed Debt, or that the Credit Parties will look to other Persons to perform the Guaranteed Debt; notwithstanding the foregoing, neither Guarantor waives or releases (expressly or impliedly) any right of subrogation, reimbursement or contribution which it may have, after payment in full in cash of the Guaranteed Debt, against others liable on the Guaranteed Debt; such Guarantor’s rights of subrogation and reimbursement are, however, subordinate to the rights and claims of the Credit Parties.
     2.6 Other Security. The taking or accepting of any security, collateral, guaranty or other assurance of payment for all or any part of the Guaranteed Debt.
     2.7 Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt.
     2.8 Care and Diligence. The failure of any Credit Party or any other Person to exercise diligence or reasonable care or to act or comply with any duty in the administration, preservation, protection, enforcement, sale, application, disposal or other handling or treatment of all or any part of Guaranteed Debt or any collateral, property or security at any time securing any portion thereof, including the failure to conduct any foreclosure or other remedy fairly, in a commercially reasonable manner or in such a way so as to obtain the best possible price or a favorable price.
     2.9 Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, neither Guarantor waives or releases (expressly or impliedly) any right to be subrogated to the rights of the Credit Parties or any other Person in any collateral or security for the Guaranteed Debt after payment in full in cash of the Guaranteed Debt; such Guarantor’s rights of subrogation are, however, subordinate to the rights, claims, liens and security interests of the Credit Parties.
     2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against the Credit Parties or any other Person, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.
Guaranty Agreement
(Senior Bridge Loan Agreement)

     2.11 Merger. The reorganization, merger or consolidation of Borrower or either Guarantor into or with any other Person.
     2.12 Preference. Any payment by Borrower to any Credit Party being determined to be a preference under any bankruptcy law, or for any reason any Credit Party is required to refund such payment or pay such amount to Borrower or any other Person.
     2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Facility, the Guaranteed Debt or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood or risk that Guarantors will be required to pay the Guaranteed Debt pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the indefeasible full and final payment and satisfaction in full in cash of the Guaranteed Debt.
SECTION 3
REPRESENTATIONS AND WARRANTIES
     Each Guarantor represents and warrants to the Credit Parties that:
     3.1 Existence, Qualification and Power. Such Guarantor (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Guaranty, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) and (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     3.2 Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or its properties, (ii) the Merger Agreement or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any Law.
     3.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty.
Guaranty Agreement
(Senior Bridge Loan Agreement)

     3.4 Binding Effect. This Guaranty has been duly executed and delivered by such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.
     3.5 Margin Regulations. Such Guarantor is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Bank), or extending credit for the purpose of purchasing or carrying margin stock.
     3.6 Investment Company Act. Such Guarantor is not, and is not required to be registered as, an “investment company” under the Investment Company Act of 1940.
     3.7 Benefit. Such Guarantor has received, or will receive, direct or indirect benefit from the issuance of this Guaranty and the incurrence of the Guaranteed Debt.
     3.8 Familiarity and Reliance. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; it being understood that such Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.
     3.9 No Representation by the Credit Parties. No Credit Party or any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.
     3.10 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, such Guarantor has (i) assets with a fair market value exceeding its liabilities, (ii) sufficient cash flow to enable it to pay its liabilities as they mature and (iii) sufficient capital to conduct its business.
     3.11 Disclosure. Such Guarantor has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which such Guarantor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of such Guarantor to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Guaranty or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, if any, such Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Guaranty Agreement
(Senior Bridge Loan Agreement)

     3.12 Pari Passu Obligations. Such Guarantor’s obligations hereunder (i) rank at least pari passu in right of payment with all other senior unsecured debt of such Guarantor and (ii) are ratably secured by all collateral, if any, securing obligations of such Guarantor or any of its Affiliates under the Syndicated Agreement.
     All representations and warranties made by Guarantors in this Section 3 shall survive the execution hereof.
SECTION 4
COVENANTS
     4.1 Global Agreement Covenants. During the Availability Period and thereafter so long as any Guaranteed Debt shall remain outstanding, each Guarantor shall observe and perform each covenant applicable to such Guarantor set forth in Sections 10.1 through 10.10, 10.12, 11.1 through 11.6 and 11.8 of the Syndicated Agreement (or, if applicable, the corresponding provisions of any subsequent Syndicated Agreement) as if such covenants (and all related definitions) were set forth herein mutatis mutandis; provided that neither Guarantor shall be obligated to give any notice or provide any information hereunder if Administrative Agent receives or otherwise has access to such notice or information as a result of Administrative Agent being a Lender under the Syndicated Agreement.
SECTION 5
SUBORDINATION OF CERTAIN INDEBTEDNESS
     5.1 Subordination of Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean, with respect to a Guarantor, all debts and liabilities of Borrower to such Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor. The Guarantor Claims shall include all rights and claims of the applicable Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of such Guarantor’s payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Debt shall be paid and satisfied in full and Guarantors shall have performed all of their obligations hereunder, neither Guarantor shall, at any time an Event of Default exists, receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.
     5.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower as debtor, the Administrative Agent shall have the right (a) to prove the claims of the Credit Parties in such proceedings so as to establish its rights hereunder and (b) to receive directly from the receiver, trustee or other court custodian all dividends and payments which would otherwise be payable
Guaranty Agreement
(Senior Bridge Loan Agreement)

upon any Guarantor Claim. Each Guarantor hereby assigns such dividends and payments to the Administrative Agent. If the Administrative Agent receives, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to a Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to the Credit Parties in full of the Guaranteed Debt, such Guarantor shall become subrogated to the rights of the Credit Parties to the extent that such dividends and payments on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if the Administrative Agent had not received dividends or payments upon the Guarantor Claims.
     5.3 Payments Held in Trust. In the event that, notwithstanding Sections 5.1 and 5.2, a Guarantor should receive any funds, payment, claim or distribution which is prohibited by such Sections, such Guarantor agrees to hold in trust for the Administrative Agent, in kind, all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claim or distributions so received except to pay them promptly to the Administrative Agent and such Guarantor covenants promptly to pay the same to the Administrative Agent (subject to any agreement between such Guarantor and any holder of indebtedness that ranks pari passu with the obligations of such Guarantor hereunder).
     5.4 Liens Subordinate. Each Guarantor agrees that any lien, security interest, judgment lien, charge or other encumbrance upon Borrower’s assets securing payment of the Guarantor Claims of such Guarantor shall be and remain inferior and subordinate to any lien, security interest, judgment lien, charge or other encumbrance upon Borrower’s assets securing payment of the Guaranteed Debt, regardless of whether such encumbrance in favor of such Guarantor or the Administrative Agent presently exists or is hereafter created or attaches. Without the prior written consent of the Administrative Agent, neither Guarantor shall (a) exercise or enforce any creditor’s right it may have against Borrower or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any lien, mortgage, deed of trust, security interest, collateral right, judgment or other encumbrance on assets of Borrower held by such Guarantor.
     5.5 Notation of Records. If requested by the Administrative Agent, each Guarantor agrees that all promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by such Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.
SECTION 6
MISCELLANEOUS
     6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of any Credit Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.
Guaranty Agreement
(Senior Bridge Loan Agreement)

The rights of the Credit Parties hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, or consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
     6.2 Notices. Any notice or other communication required or permitted to be given by this Guaranty must be (a) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (b) sent by facsimile, in each case to the party to whom such notice or communication is directed at the address of such party set forth below:
Guarantors:
Prologis, Inc./Prologis, L.P.
4545 Airport Way
Denver, Colorado 80239
Attention: Phil Joseph
Fax: (303) 375-8581
Administrative Agent:
J.P. Morgan Europe Limited
125 London Wall, 9th Floor
London, EC2Y 5AJ
Attention: Ching Loh
Fax: +44 207 777 2360
Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day on which it is personally delivered as aforesaid (or, if such day is not a Business Day, on the immediately following Business Day) or, if mailed, five Business Days after the day it is mailed as aforesaid, or, if transmitted by facsimile, on the day that such notice is transmitted as aforesaid (or, if such day is not a Business Day, on the immediately following Business Day). Either party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section 6.2.
     6.3 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Guaranty Agreement
(Senior Bridge Loan Agreement)

     6.4 GOVERNING LAW; JURISDICTION; ETC.
     (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.2. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (e) WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED
Guaranty Agreement
(Senior Bridge Loan Agreement)

HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     6.5 Entirety and Amendments. Without limiting the foregoing, this Guaranty supersedes all other prior agreements and understandings, if any, relating to, and embodies the entire agreement between Guarantors and the Credit Parties with respect to, the subject matter hereof. Any provision incorporated by reference into this Guaranty from the Syndicated Agreement shall be amended or waived concurrently with any amendment or waiver of the corresponding provision of the Syndicated Agreement, without any further action by Guarantors or any Credit Party; provided that no amendment made pursuant to this Section 6.5 (including in connection with a refinancing of the Syndicated Agreement) that would result in the Lenders being treated differently than the lenders under the Syndicated Agreement shall be made pursuant to this paragraph without the prior written consent of the Required Lenders. This Guaranty may be amended (a) so long as no Event of Default exists, by Guarantors upon written notice to Administrative Agent if the provisions of such amendment are substantially for the benefit of the Credit Parties or (b) by a written document signed by Guarantors and Administrative Agent.
     6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives; provided that neither Guarantor may, without the prior written consent of the Administrative Agent, assign any of its rights, powers, duties or obligations hereunder.
     6.7 Certain Rules of Construction. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty. Section and Schedule references are to this Agreement unless otherwise specified. The term “including” is not limiting and means “including without limitation.”
     6.8 Termination. This Guaranty shall terminate when all obligations under the Credit Facility have been indefeasibly paid in full and all commitments under the Credit Facility have been terminated.
     6.9 Multiple Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.
     6.10 Rights and Remedies. The exercise by the Credit Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
     6.11 Joint and Several Liability. The obligations of Guarantors hereunder are joint and several.
[Signature page follows]
Guaranty Agreement
(Senior Bridge Loan Agreement)

PROLOGIS, INC.
(f/k/a AMB Property Corporation),
a Maryland corporation

By Name:	/s/ Phillip D. Joseph, Jr. Phillip D. Joseph, Jr.
Title:	Senior Vice President

PROLOGIS, L.P.
(f/k/a AMB Property, L.P.),
a Delaware limited partnership

By:	PROLOGIS, INC. (f/k/a AMB Property Corporation), its General Partner

By Name:	/s/ Phillip D. Joseph, Jr. Phillip D. Joseph, Jr.
Title:	Senior Vice President
Guaranty Agreement
(Senior Bridge Loan Agreement)

S-1

Accepted and Agreed:

J.P. MORGAN EUROPE LIMITED,
as Administrative Agent

By:	/s/ Steven Connolly
Name:	Steven Connolly
Title:	Vice President

Guaranty Agreement
(Senior Bridge Loan Agreement)

S-2

SCHEDULE 1
Location of Defined Terms

Administrative Agent	See the Recitals
Affiliate	See the Credit Facility
Availability Period	See the Credit Facility
Borrower	See the Recitals
Business Day	See the Credit Facility
Contractual Obligation	See the Credit Facility
Credit Facility	See the Recitals
Credit Parties	See the Recitals
Debtor Relief Laws	See the Credit Facility
Event of Default	See the Credit Facility
Federal Reserve Bank	See the Credit Facility
Global Agreement	See the Credit Facility
Governmental Authority	See the Credit Facility
Guarantor Claims	See Section 5.1
Guaranteed Debt	See Section 1.1
Guarantor	See the Preamble
Guaranty	See the Preamble
Laws	See the Credit Facility
Lenders	See the Recitals
Lien	See the Credit Facility
Loan Document	See the Credit Facility
Material Adverse Effect	See the Credit Facility
Merger Agreement	See the Credit Facility
Organization Documents	See the Credit Facility
Person	See the Credit Facility
Syndicated Agreement	See the Credit Facility
Guaranty Agreement
(Senior Bridge Loan Agreement)